SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.  )


   Filed by the Registrant  |X|
   Filed by a Party other than the Registrant  |_|
   Check the appropriate box:
   |_| Preliminary Proxy Statement
                                      |_|   Confidential, for Use of the
                                            Commission Only
                                            (as permitted by Rule 14a-6(e)(2))
   |X| Definitive Proxy Statement
   |_| Definitive Additional Materials
   |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Intelligroup, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   |_| Fee paid previously with preliminary materials.

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   |_| Check box if any part of the fee is offset as provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)      Amount Previously Paid:

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   (2)      Form, Schedule or Registration Statement no.:

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

                                                                  April 28, 2000

                               INTELLIGROUP, INC.
                               499 Thornall Street
                            Edison, New Jersey 08837

To Our Shareholders:

     You are most cordially invited to attend the 2000 Annual Meeting of Shareholders of Intelligroup, Inc. at 10:00 A.M., local time, on Tuesday, May 30, 2000, at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

     It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.

                                           Sincerely,

                                           /s/ Ashok Pandey

                                           Ashok Pandey
                                           Co-Chief Executive Officer

                               INTELLIGROUP, INC.
                               499 Thornall Street
                            Edison, New Jersey 08837

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held Tuesday, May 30, 2000

        The Annual  Meeting of  Shareholders  (the  "Meeting") of  INTELLIGROUP,
INC., a New Jersey corporation (the "Company"), will be held at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey, on Tuesday, May 30, 2000, at 10:00 A.M., local time, for the following purposes:

(1) To elect five directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

(2) To ratify the appointment of Arthur Andersen LLP as independent auditors for the year ending December 31, 2000; and

(3) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

        Holders of Common Stock of record at the close of business on April 17, 2000 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors

                                          /s/ Ashok Pandey

                                          Ashok Pandey
                                          Co-Chief Executive Officer

Edison, New Jersey
April 28, 2000

        THE COMPANY'S 1999 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                               INTELLIGROUP, INC.
                               499 Thornall Street
                            Edison, New Jersey 08837

                -----------------------------------------------
                                 PROXY STATEMENT
                -----------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Intelligroup, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 30, 2000 (the "Meeting"), at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey, at 10:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of shares of Common Stock, $.01 par value ("Common Stock"), as of the close of business on April 17, 2000, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 16,493,926 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

     If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of the five nominees named below as Directors, (ii) FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for the year ending December 31, 2000, and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of the shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of shareholders possessing a majority of the shares of Common Stock represented at the Meeting, provided a quorum is present in person or by proxy.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

     This Proxy Statement, together with the related proxy card, is being mailed to the shareholders of the Company on or about April 28, 2000. The Company's Annual Report to shareholders of the Company for the year ended December 31, 1999, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all shareholders of record as of April 17, 2000. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of April 17, 2000.

                              ELECTION OF DIRECTORS

     At the Meeting, five Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote the shares of Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. The persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current members of the Board of Directors who are also nominees for election to the Board are:

                                    SERVED AS A       POSITIONS WITH
NAME                         AGE    DIRECTOR SINCE    THE COMPANY
----                         ---    --------------    -----------
Ashok Pandey..............   42          1987         Co-Chief Executive Officer
                                                      and Director

Nagarjun Valluripalli.....   31          1994         Co-Chief Executive Officer
                                                      and Director

Rajkumar Koneru...........   30          1994         Director

Klaus P. Besier...........   48          1996         Director

Dennis McIntosh ..........   44          1999         Director

     The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

     Ashok Pandey founded the Company and currently serves as Co-Chief Executive Officer and as a Director. From April 1998 until May 1999, Mr. Pandey served as Co-Chairman of the Board of the Company. From October 1997 until April 1998, Mr. Pandey served as President of Corporate Services of the Company. From the Company's inception in 1987 through October 1997, Mr. Pandey served as President and Chief Executive Officer of the Company. Prior to founding the Company, Mr. Pandey was a consultant to AT&T and Bell Laboratories. He has more than fifteen years of experience in developing systems and application software.

     Nagarjun Valluripalli joined the Company in March 1994 and currently serves as Co-Chief Executive Officer and as a Director of the Company. Mr. Valluripalli served as Chairman of the Board of the Company until January 4, 2000. From March 1994 through October 1997, Mr. Valluripalli served as an Executive Vice President of the Company. In May 1993, Messrs. Koneru and Valluripalli co-founded Oxford Systems, Inc., a systems integration company ("Oxford"). In March 1994, Messrs. Koneru and Valluripalli sold all of the issued and outstanding capital stock of Oxford to the Company. Prior to founding Oxford, from 1990, Mr. Valluripalli was marketing manager for VJ Infosystems, a software training and services company. Mr. Valluripalli also serves on the Board of Directors of SeraNova, Inc., the Company's majority-owned subsidiary expected to be spun off from the Company in a tax-free distribution to its shareholders.

     Rajkumar  Koneru  currently  serves as a Director of the Company and as the
President,   Chairman  and  Chief  Executive   Officer  of  SeraNova,   Inc.,  a
majority-owned subsidiary of the Company. From April 1996, when Mr.

Koneru joined the Company, until his resignation as Co-Chief Executive Officer in January 2000, Mr. Koneru has held various executive positions with the Company. From April 1998 until May 1999, Mr. Koneru served as Co-Chairman of the Board of the Company. From October 1997 until April 1998, Mr. Koneru served as President of U.S. Operations of the Company. From April 1996 through October 1997, Mr. Koneru served as an Executive Vice President of the Company. In May 1993, Messrs. Koneru and Valluripalli co-founded Oxford. In March 1994, Messrs. Koneru and Valluripalli sold all of the issued and outstanding capital stock of Oxford to the Company. From June 1992 through December 1992, Mr. Koneru was a consultant with Super Solutions Corporation and, from March 1993 until March 1996 he was a consultant for the Boston Group, each an information technology consulting firm. Following consummation of the Company's transaction with Oxford, Mr. Koneru continued to be employed by the Boston Group, which subcontracted Mr. Koneru's services to the Company. Mr. Koneru is the Chairman of the Board of Directors, President and Chief Executive Officer of SeraNova, Inc. Mr. Koneru also serves as the Chairman of the Board of Directors of IndiaInfo.com Private Limited and Visual Interactive, Inc.

     Klaus P. Besier served as a Director of the Company from December 1996 until his resignation in April 1999. Mr. Besier rejoined the Board upon his election by the Board in May 1999. Since July 1997, Mr. Besier has served as President, Chief Executive Officer and a Director of FirePond, Inc., a publicly-traded provider of e-business solutions. From 1996 to 1997, Mr. Besier was Chairman and Chief Executive Officer of Primix Solutions. From 1992 to 1996, Mr. Besier served as Chief Executive Officer and President of SAP America, Inc., a subsidiary of SAP AG and a leading provider of client/service business application solutions software. Prior to joining SAP America, Inc., Mr. Besier was Corporate Vice President and general manager of a subsidiary of Hoechst Celanese. Mr. Besier is also a Director of EXE Technologies.

     Dennis McIntosh was elected to the Board of Directors of the Company in February 2000. Since April 1999, Mr. McIntosh has served as Executive Vice President of SBLI Mutual Life Insurance Company of New York, Inc., and has fifteen years of business experience in insurance operations and technology, financial management and consulting. From March 1997 until April 1999, Mr. McIntosh served as Senior Manager at Ernst & Young Consulting, LLP. Prior to that, from September 1993 until March 1997, Mr. McIntosh served as CIO & Vice President of Operations at Blue Cross and Blue Shield of Massachusetts. From May 1986 to September 1993, Mr. McIntosh served as Audit Director for Reed Elsevier Corporation. From May 1985 to May 1986, Mr. McIntosh served as Audit Manager for Chelsea Industries. From May 1981 to May 1985 he served as an auditor for GTE Corporation. From May 1981 to May 1983, Mr. McIntosh served as an auditor at Coopers and Lybrand. Mr. McIntosh received a Masters of Business Administration degree from The University of Connecticut in 1981 and is a certified public accountant.

     All Directors hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. There are no family relationships among any of the executive officers, Directors and key employees of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation Committee, which administers the Company's 1996 Stock Plan and approves salaries and certain incentive compensation for management and key employees of the Company; and an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Compensation Committee currently consists of Nagarjun Valluripalli, Klaus P. Besier and Dennis McIntosh. During 1999, the following Directors and former Directors were, at various times, members of the Compensation Committee: Ashok Pandey, Rajkumar Koneru, Klaus Besier, Maxine Ballen and John E. Steuri. The Compensation
Committee was established in June 1996 and held 4 meetings during 1999. The Audit Committee currently consists of Ashok Pandey, Klaus P. Besier and Dennis McIntosh. The Audit Committee was established in June 1996 and held 1 meeting during 1999. There were 10 meetings of the Board of Directors during 1999. Each incumbent Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he served as a Director and the total number of meetings held by the committee on which he served during the period, if applicable.

COMPENSATION OF DIRECTORS

     On April 27, 1999, the Company's Board of Directors adopted a policy to compensate each non-employee Director who is elected to the Company's Board of Directors after such date. The Board of Directors established a cash payment of $1,500 per meeting for each meeting attended in person by each such Director ($750 per meeting for each meeting attended by conference call). Additionally, the Board of Directors established a cash payment of $500 per Committee meeting attended, whether in person or by conference call and including Committee meetings attended in person in conjunction with a regularly scheduled Board meeting. Other than Mr. Besier, who is compensated pursuant to such policy, Directors do not otherwise receive cash compensation for services on the Company's Board of Directors. The Company does provide, however, reimbursement to Directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors.

     In addition, on June 3, 1996, the Board of Directors approved and shareholders adopted the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Plan") which became effective on July 12, 1996. The Director Plan provides for the grant of options to purchase a maximum of 140,000 shares of Common Stock of the Company to non-employee Directors of the Company. The Director Plan is administered by the Board of Directors.

     Each person who was a Director of the Company on the effective date of the Company's initial public offering or became or will become a Director of the Company thereafter, and who is not also an employee or officer of the Company, was or shall be granted, on the date of such initial public offering or the date on which he or she became or becomes a Director, whichever is later, an option to purchase 20,000 shares of Common Stock, at an exercise price per share equal to the then fair market value of the shares. No subsequent grants are permitted to such individuals under the Director Plan. All options become exercisable in five equal annual installments commencing one year after the date of grant provided that the optionee then remains a Director at the time of vesting of the installments. The right to exercise annual installments of options will be reduced proportionately based on the optionee's actual attendance at Directors' meetings if the optionee fails to attend at least 80% of the Board of Directors' meetings held in any calendar year. The term of each option will be for a period of ten years from the date of grant, unless sooner terminated in accordance with the Director Plan. Options may not be transferred except by will or by the laws of descent and distribution or pursuant to a domestic relations order and are exercisable to the extent vested at any time prior to the scheduled expiration date of the option. The Director Plan terminates on the earlier of May 31, 2006 or at such time as all shares of Common Stock currently or hereafter reserved for issuance shall have been issued.

     During 1999, the following Directors were granted options to purchase shares of Common Stock under the Company's Director Plan.

                            NUMBER OF
                        SHARES UNDERLYING                        EXERCISE PRICE
DIRECTOR                 OPTIONS GRANTED        GRANT DATE         PER SHARE
--------                ---------------        ----------         ---------
Maxine Ballen(1)             20,000            July 19, 1999         $ 6.4375

Dennis McIntosh              20,000          February 22, 2000       $39.125

     Members of the Board of Directors, including non-employee Directors, also are eligible to receive option grants pursuant to the 1996 Plan.

-------------

(1) Maxine Ballen resigned as a Director of the Company on December 1, 1999.

     During 1999, the following Director was granted options to purchase shares of Common Stock under the Company's 1996 Stock Plan.

                          Number of
                      Shares Underlying                           Exercise Price
 Director              Options Granted         Grant Date           Per Share
 --------              ---------------         ----------           ---------
 Klaus P. Besier           40,000             June 18, 1999            $ 6.75


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, officers and stockholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act (collectively, the "Reporting Persons") to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All Reporting Persons are required by SEC regulation to furnish the Company with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Except as set forth below, based solely on the Company's review of the copies of such forms received by the Company and upon written representations of the Company's Reporting Persons received by the Company, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such directors, officers and 10% beneficial owners.

     Klaus P. Besier filed a Form 5 on February 11, 2000 reporting the sale of 5,000 shares of the Company's Common Stock on April 14, 1999. Such sale should have been reported and filed on a Form 4 no later than May 10, 1999.

                               EXECUTIVE OFFICERS

     The  following  table  identifies  the  current  executive  officers of the
Company:

                                       Capacities in              In Current
Name                            Age    Which Served               Position Since
----                            ---    ------------               --------------

Ashok Pandey.............       42     Co-Chief Executive            1999
                                       Officer and Director

Nagarjun Valluripalli....       31     Co-Chief Executive            1999
                                       Officer and Director

Nicholas Visco(1) .......       40     Vice President-Finance,       1999
                                       Chief Financial Officer
                                       and Secretary

(1) Nicholas Visco joined the Company in July 1998 and currently serves as Vice President - Finance, Chief Financial Officer and Secretary. From July 1998 through September 1999, Mr. Visco served as the Company's Corporate Controller. Prior to joining the Company, from September 1993 until July 1998, Mr. Visco served as Director of Financial Planning and Corporate
     Controller for Xpedite Systems, Inc., a provider of enhanced messaging services. Mr. Visco received his undergraduate degree from Rutgers
     University  in  Economics  and  Accounting   and  is  a  Certified   Public
     Accountant.

     None of the Company's executive officers is related to any other executive officer or to any Director of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during 1999 and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") during the years ended December 31, 1997, 1998 and 1999.

                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------
                                                                              Long-Term
                                                Annual Compensation             Compen-
                                                                                sation
                                          -------------------------------------------------------
                                                                               Awards
                                          -------------------------------------------------------
                                                                   Other     Securities   All Other
                                                                  Annual     Underlying   Compen-
Name and Principal Position      Year      Salary      Bonus    Compen-        Options    sation
                                                                 sation
                                            ($)         ($)         ($)          (#)         ($)
               (a)                (b)       (c)         (d)        (e)(1)        (g)         (i)(2)
-------------------------------------------------------------------------------------------------
Ashok Pandey................     1999      252,798       --          --        300,000      1,700
    Co-Chief Executive           1998      220,400       --         4,700         --       11,570
    Officer                      1997      219,233       --         1,214         --       14,970

Nagarjun Valluripalli(3)....     1999      252,798       --          --        300,000      6,790
    Co-Chief Executive           1998      220,400       --          --           --        3,552
    Officer                      1997      219,233       --          --           --        6,760

Rajkumar Koneru(4)..........     1999      252,798       --          --        300,000      1,690
                                 1998      220,400       --          --           --        3,312
                                 1997      219,233       --          --           --        1,690

Stephen A. Carns(5).........     1999      327,784     300,000       --           --          --
                                 1998      228,431     300,000       --        300,000        --
                                 1997        --          --          --           --          --

Nicholas Visco..............     1999      127,500      20,000       --         50,000        --
    Vice President - Finance     1998       53,333       4,000       --         10,000        --
    Chief Financial Officer      1997        --          --          --           --          --
    and Secretary

Gerard E. Dorsey(6).........     1999      177,487      36,000       --           --          --
                                 1998      141,867      60,000       --        100,000        --
                                 1997        --          --          --           --          --

-------------
(1)     Represents car insurance payments by the Company.

(2) Represents the value of insurance premiums paid by the Company with respect to whole life insurance for the benefit of the Named Executives. With respect to Mr. Carns, such amount also includes payments pursuant to the terms of the Release Agreement (as hereinafter defined), including, among other things (i) continued salary through and including April 26, 2001 at a rate of $318,000 per annum, (ii) a lump sum payment of $300,000 payable within eight days of executing the Release Agreement; (iii) a lump sum payment of $300,000 payable on May 24, 2000; and (iv) payment for accrued vacation time. All required deductions, in accordance with the Company's regular payroll practices, will or have been deducted from each of such payments.

(3)     On January 4, 2000  Nagarjun Valluripalli was named  Co-Chief  Executive
        Officer.

(4) Rajkumar Koneru was named Co-Chief Executive Officer and President on May 24, 1999. He resigned such position in January 2000 to assume the positions of Chairman of the Board, President and Chief Executive Officer of SeraNova, Inc., the Company's majority-owned Internet solutions subsidiary.

(5) Stephen A. Carns was appointed Chief Executive Officer of the Company on April 29, 1998 and resigned on May 24, 1999.

(6) Gerard E. Dorsey was appointed Senior Vice President-Finance and Chief Financial Officer of the Company on April 29, 1998 and resigned on September 30, 1999.

OPTION GRANTS IN 1999

     The following table sets forth information concerning individual grants of stock options made pursuant to the Company's 1996 Plan during 1999 to each of the Named Executives. The Company has never granted any stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------
                                Individual Grants
----------------------------------------------------------------------------------------------------------------
                                           Percent of                                 Potential Realizable Value
                              Number of       Total                                     At Assumed Annual Rates
                             Securities      Options                                       of Stock Price
           Name              Underlying    Granted to    Exercise or    Expiration     Appreciation For Option
                               Options      Employees     Base Price       Date                Term(3)
                               Granted      in Fiscal
                                             Year(2)
                                (#) (1)                     ($/SH)                       5%($)       10%($)
           (a)                   (b)           (c)           (d)            (e)           (f)          (g)
----------------------------------------------------------------------------------------------------------------
Ashok Pandey..........         300,000          8.7%        $8.56        10/04/04      1,615,015    4,092,622

Nagarjun Valluripalli.         300,000          8.7%        $8.56        10/04/04      1,615,015    4,092,622

Rajkumar Koneru.......         300,000          8.7%        $8.56        10/04/04      1,615,015    4,092,622

Stephen A. Carns......           --              --           --            --             --           --

Nicholas Visco........         50,000           1.4%        $6.625       09/29/09        208,323      527,913

Gerard E. Dorsey......           --              --           --            --             --           --

----------------
(1) Such options were granted pursuant to the Company's 1996 Plan. The 1996 Plan was adopted by the Board of Directors and approved by the shareholders of the Company on June 3, 1996, and became effective on July 12, 1996. A total of 4,700,000 shares are reserved for issuance upon the exercise of options and/or stock purchase rights granted under the 1996 Plan, 4,393,603 of which have been granted as of December 31, 1999. Those eligible to receive stock option grants or stock purchase rights under the 1996 Plan include employees, non-employee Directors and consultants. The 1996 Plan is administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the 1996 Plan, the administrator of the 1996 Plan has the discretion to determine the optionees and/or grantees, the type of options to be granted (incentive stock options ("ISOs") or non-qualified stock options ("NQSOs")), the vesting provisions, the terms of the grants and such other related provisions as are consistent with the 1996 Plan. The exercise price of an ISO may not be less than the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant. The exercise price of a NQSO may not be less than 85% of the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant. The purchase price of shares issued pursuant to stock purchase rights may not be less than 50% of the fair market value of such shares as of the offer date of such rights. The options terminate not more than ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment with the Company, but provide that the term of any options granted to a holder of more than 10% of the outstanding shares of capital stock may be no longer than five years. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets in which the successor corporation does not assume outstanding options or issue equivalent options, the Board of Directors of the Company is required to provide accelerated vesting of outstanding options. The 1996 Plan terminates on July 11, 2006 unless sooner terminated by the Board of Directors.

(2) Based on an aggregate of 3,465,759 options granted to employees in 1999, including options granted to the Named Executives.

(3) Based on a grant date fair market value of $8.56 for the grants to each of Messrs. Pandey, Valluripalli and Koneru and $6.625 for the grant to Mr. Visco.

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning each exercise of options during 1999 by each of the Named Executives and the year-end number and value of unexercised options held by each of the Named Executives.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------------------
                                                                  Number of
                                                                  Securities         Value of
                                                                  Underlying       Unexercised
                                                                 Unexercised       In-the-Money
                                                                  Options at        Options at
                                                                    Fiscal            Fiscal
                                Shares                             Year-End          Year-End
                             Acquired on          Value              (#)              ($)(1)
          Name                 Exercise          Realized        Exercisable/      Exercisable/
                                 (#)               ($)          Unexercisable     Unexercisable
          (a)                    (b)               (c)               (d)               (e)
--------------------------------------------------------------------------------------------------
Ashok Pandey.........             --                --               --/               --/
                                                                   300,000          4,857,000

Nagarjun Valluripalli             --                --               --/               --/
                                                                   300,000          4,857,000

Rajkumar Koneru......             --                --               --/               --/
                                                                   300,000          4,857,000

Stephen A. Carns(2)..             --                --             75,000/           503,125
                                                                   225,000          1,509,375

Nicholas Visco.......             --                --              2,500/           16,563/
                                                                    57,500           955,938

Gerard E. Dorsey                  --                --              --/--             --/--

------------------
(1) Based on a year-end fair market value of the underlying securities equal to $24.75 less the exercise price for such shares.

(2) Pursuant to the terms of the Release Agreement (as hereinafter defined), 82,500 of such options previously granted to Mr. Carns were deemed vested.

EMPLOYMENT AGREEMENTS, CHANGE-IN-CONTROL AGREEMENTS, INDEMNIFICATION AGREEMENTS, NON-COMPETITION, NON-DISCLOSURE AND NON-SOLICITATION AGREEMENTS

     Mr. Carns entered into a three-year employment agreement with the Company commencing April 27, 1998. On May 24, 1999, Mr. Carns resigned as the Company's President and Chief Executive Officer and as a director. As a result of such resignation, Mr. Carns entered into an Agreement and General Release (the "Release Agreement") with the Company, Ashok Pandey, Nagarjun Valluripalli and Rajkumar Koneru (the "Parties"). Under the terms of the Agreement, the Company has paid or will pay to Mr. Carns among other things (i) continued salary through and including April 26, 2001 at a rate of $318,000 per annum, (ii) a lump sum payment of $300,000 payable within eight days of executing the Release Agreement; (iii) a lump sum payment of $300,000 payable on May 24,

2000; and (iv) payment for accrued vacation time. All required deductions in accordance with the Company's regular payroll practices, will or have been deducted from each of such payments. The above agreements require Mr. Carns to, among other things, maintain the confidentiality of Company information; and for a period of one year, not compete with the Company in any state or territory of the United States, or any other country, where the Company does business by engaging in any capacity in any business which is competitive with the business of the Company. Additionally, Mr. Carns shall not solicit the Company's customers or employees.

     Mr. Visco entered into an employment agreement with the Company commencing October 1, 1999. Such employment agreement is terminable at will by either party upon 30 days notice. Pursuant to the terms of such agreement, Mr. Visco is entitled to an annual base salary of $150,000 and a potential annual bonus of 30% of such base salary. In addition to the provisions of such agreement requiring Mr. Visco to maintain the confidentiality of the Company's proprietary information and assign inventions to the Company, Mr. Visco has agreed that during the term of his employment and for a period of one year following the termination of his employment with the Company, he shall not (i) compete with the Company, (ii) interfere with the Company's customer relationships or (iii) solicit the Company's employees, executives and affiliates.

     In addition to the foregoing, the Company has executed indemnification agreements with each of its executive officers and Directors pursuant to which the Company has agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company.

     Substantially all of the Company's employees have agreed, pursuant to written agreement, not to compete with the Company, not to disclose Company information and not to solicit Company employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently comprised of Nagarjun Valluripalli, Klaus P. Besier and Dennis McIntosh. During 1999, the following Directors and former Directors were, at various times members of the Compensation Committee:
Ashok Pandey, Rajkumar Koneru, Klaus Besier, Maxine Ballen and John E. Steuri. There are no, and during 1999 there were no, Compensation Committee Interlocks.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Market Index and Peer Group Index (capitalization weighted) for the period beginning on the date on which the SEC declared effective the Company's Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

                   COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)

                    Among the Company, a Nasdaq Market Index
                             and Peer Group Index(3)




                         [Insert Performance Graph here]




                                9/26/96     12/31/96      12/31/97     12/31/98     12/31/99
                                -------     --------      --------     --------     --------
Intelligroup, Inc............   $100.00      $ 81.48       $141.67      $132.41      $183.33

Nasdaq Market Index..........   $100.00      $104.83       $128.44      $181.10      $335.15

1999 Peer Group Index
(Capitalization Weighted)(3).   $100.00      $106.66       $137.15      $127.34      $229.31

(1) Graph assumes $100 invested on September 26, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index (capitalization weighted).

(2)  Cumulative total return assumes reinvestment of dividends.

(3) The Company has constructed a Peer Group Index of other information technology consulting firms consisting of Cambridge Technology Partners, Inc., Sapient Corporation, Technology Solutions Company, Metamor Worldwide Inc., Renaissance Worldwide Inc., Answer Think Consulting Group, Inc., Marchfirst, Inc., Igate Capital Corporation, Complete Business Solutions, Inc. and Computer Horizons Corp.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report:

     The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of shareholders by basing a portion of compensation on corporate performance.

     Some of the Named Executives are subject to employment agreements which establish salaries and other terms of employment. The Compensation Committee, however, generally reviews and approves base salary levels for executive officers of the Company at or about the start of the fiscal year and approves actual bonuses after the end of the fiscal year based upon Company and individual performance. The Compensation Committee also administers the Company's 1996 Plan.

     The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options and various other benefits, including medical insurance and a 401(k) Plan, which are generally available to all employees of the Company.

     Salaries, whether established pursuant to contract or otherwise, are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

     Bonuses are paid on an annual basis and are discretionary. The amount of bonus is based on criteria which are designed to effectively measure a particular executive's attainment of goals which relate to his or her duties and responsibilities as well as overall Company performance. In general, the annual incentive bonus is based on operational and financial results of the Company and focuses on the contribution to these results of a business unit or division, and the executive's individual performance in achieving the results.

     The stock option program is designed to relate executives' and certain middle managers' and other key personnel long-term interests to shareholders' long-term interests. In general, stock option awards are granted if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

     Based on review of available information, the Committee believes that the current Co-Chief Executive Officers' total annual compensation is reasonable and appropriate given the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as changes in the market for computer products and services and other industry factors. No specific weight was assigned to any of the criteria relative to the Co-Chief Executive Officers' compensation.

                                            Compensation Committee Members
                                            (as currently constituted )

                                            Nagarjun Valluripalli
                                            Klaus P. Besier
                                            Dennis McIntosh

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

     There are, as of April 17, 2000, approximately 90 holders of record and 2,730 beneficial holders of the Company's Common Stock. The following table sets forth certain information, as of April 17, 2000, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees) and Named Executives, and (iii) all Directors and officers as a group.

                                                    AMOUNT AND NATURE OF          PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)      OF CLASS(2)
------------------------------------               --------------------         --------
(i)   Certain Beneficial Owners:

Ashok K. Pandey Retained Annuity Trust (3)(4)               603,755                  3.7%

Ashok Pandey (3)(4)(6).......................             1,476,328                  8.9%

Nagarjun Valluripalli (4)(7).................             2,202,221                 13.4%

Rajkumar Koneru (5)(8).......................             2,202,220                 13.4%

Capital Guardian Trust Company (9)...........               876,000                  5.3%

NSA Investments, LLC (10)....................             1,398,980                  8.5%

(ii)  Directors (which includes all nominees)
      and Named Executives who are not set
      forth above:

Klaus Besier (11)............................                10,000                   *

Dennis McIntosh (12).........................                   --                   --

Nicholas Visco (13)..........................                 2,870                   *

(iii) All Directors and officers as a
      group (6 persons) (14).................             6,497,394                 39.3%

-----------------
*       Less than one percent.

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

(2) Applicable percentage of ownership is based on 16,493,926 shares of Common Stock outstanding on April 17, 2000, plus any presently exercisable stock options held by each such holder, and options which will become exercisable within 60 days after April 17, 2000.

(3) On July 23, 1998, Ashok Pandey, by way of gift, transferred 1,500,000 shares of Common Stock into the Trust. Pursuant to the terms and conditions of such Trust, Mr. Pandey receives an annual annuity from such Trust. On August 13, 1999, Mr. Pandey received 896,245 shares of Common Stock as an annual annuity from such Trust. As a result, Mr. Pandey has direct ownership of 1,476,328 shares of Common Stock and has indirect ownership of 603,755 shares of Common Stock held by the Trust. Additionally, pursuant to the terms and conditions of such Trust, Mr. Pandey and David Sorin, as trustees, have the sole power to vote or to direct the vote of and to dispose of or direct the disposition of the remaining shares.

(4) The address for each of Messrs. Pandey, Valluripalli and the Ashok K. Pandey Retained Annuity Trust is c/o Intelligroup, Inc., 499 Thornall Street, Edison, New Jersey 08837.

(5) The address for Mr. Koneru is c/o SeraNova, Inc., 499 Thornall Street, Edison, New Jersey 08837.

(6) Represents 1,476,328 shares of Common Stock owned of record as of April 17, 2000. Excludes 300,000 shares of Common Stock underlying options which become exercisable over time after June 17, 2000.

(7) Represents 2,202,220 shares of Common Stock owned of record as of April 17, 2000. Excludes 300,000 shares of Common Stock underlying options which become exercisable over time after June 17, 2000.

(8) Represents 2,202,221 shares of Common Stock owned of record as of April 17, 2000. Excludes 300,000 shares of Common Stock underlying options which become exercisable over time after June 17, 2000.

(9) The address for Capital Guardian Trust Company is 333 South Hope Street, 55th Floor, Los Angeles,
        California 90025-3384. The information set forth on the table is based solely upon data derived from a Schedule 13-G filed by such shareholder.

(10) The address for NSA Investments, LLC is 250 Engamore Lane, Suite 102, Norwood, Massachusetts 02062. The information set forth on the table is based solely upon data derived from a Schedule 13-D/A filed by such shareholder.

(11) Includes 2,000 shares of Common Stock owned indirectly as spouse and 8,000 shares of Common Stock underlying options, granted to Mr. Besier as a director of the Company, which are exercisable as of April 17, 2000 or sixty (60) days after such date. Excludes 40,000 shares of Common Stock underlying options which became exercisable over time after such period.

(12) Excludes 20,000 shares of Common Stock underlying options which become exercisable over time after June 17, 2000.

(13) Includes 300 shares of Common Stock owned of record, 70 shares of Common Stock owned indirectly by the Company's 401(k) plan and 2,500 shares of Common Stock underlying options which are exercisable as of April 17, 2000 or sixty (60) days after such date. Excludes 57,500 shares of Common Stock underlying options which become exercisable after such period.

(14) Includes 603,755 shares of Common Stock owned of record by the Ashok K. Pandey Retained Annuity Trust and an aggregate of 2,500 shares of Common Stock underlying options granted to Directors and officers listed in the table which are exercisable as of April 17, 2000 or within sixty (60) days after such date. Excludes 1,017,500 shares underlying options granted to executive officers and Directors which become exercisable over time after such period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. Pandey, Koneru and Valluripalli were the sole shareholders of Intelligroup Asia Private Ltd. ("Intelligroup Asia"). Historically, Intelligroup Asia operated the Advanced Development Center in Hyderabad, India for the sole and exclusive use and benefit of the Company and all contracts and commercial arrangements of Intelligroup Asia were subject to prior approval by the Company. The Company and Messrs. Pandey, Koneru and Valluripalli entered into an agreement pursuant to which the Company would, subject to necessary Indian government approvals, acquire the shares of Intelligroup Asia for nominal consideration. Such Indian government approvals were received in September 1997. As a result, the Company currently owns 99.8% of the shares of Intelligroup Asia. The remaining shares are expected to be transferred to the Company by Messrs. Pandey, Koneru and Valluripalli later this year. Upon consummation of such transfer, Intelligroup Asia will then be a wholly-owned subsidiary of the Company.

     In November 1996, the Company commenced operations in Singapore with the incorporation of Intelligroup Singapore Private Ltd. ("Intelligroup Singapore"). Each of the Company and Mr. Koneru owns 50% of Intelligroup Singapore.

     Subsequent to December 31, 1995, the Company determined that it had unrecorded and unpaid federal and state payroll-related taxes for certain employees. As a result of the Company's voluntary disclosure to the Internal Revenue Service of certain unpaid tax liabilities, on June 5, 1996, the Company received an audit assessment from the Internal Revenue Service for unpaid 1994 and 1995 federal income tax withholding, FICA and FUTA taxes in the aggregate amount of $814,000, of which approximately $800,000 was paid in 1996. No interest or penalties were assessed. Reserves, aggregating $1.0 million, including the amount of the Internal Revenue Service audit assessment, were recorded at December 31, 1995. No assurance may be given, however, that interest, penalties or additional state or federal taxes will not be assessed in the future. The Company's principal shareholders, Messrs. Pandey, Koneru and Valluripalli, have agreed to indemnify the Company for any and all losses which the Company may sustain, in excess of the $1.0 million reserve, net of any tax benefits realized by the Company, arising from or relating to federal or state tax, interest or penalty payment obligations resulting from the above subject matter. To secure such indemnification obligations, Messrs. Pandey, Koneru and Valluripalli pledged to the Company an aggregate of $450,000 and 191,667 shares of Common Stock owned by them. In December 1999, such cash and shares of Common Stock were released from escrow.

     The Board of Directors of the Company has adopted a policy requiring that any future transactions between the Company and its officers, directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties. In addition, New Jersey law requires that any such transactions be approved by a majority of the disinterested members of the Company's Board of Directors.

     During 1999, the Company provided services to FirePond, Inc. (formerly Clear With Computers, Inc.) ("FirePond") which produced revenues for the Company totaling approximately $58,000. A member of the Company's Board of Directors, Klaus P. Besier, serves as the Chief Executive Officer of FirePond. The Company provided implementation services to various end clients, as a sub-contractor to FirePond. Services were priced at rates comparable to other similar sub-contracting arrangements in which the Company regularly participates.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has, subject to shareholder approval, retained Arthur Andersen LLP as independent auditors of the Company for the year ending December 31, 2000. Arthur Andersen LLP also served as independent auditors of the Company for 1999. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.

     One or more representatives of Arthur Andersen LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

                             SHAREHOLDERS' PROPOSALS

     Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by December 30, 2000.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy
Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

     INTELLIGROUP, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON APRIL 17, 2000, AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                              By Order of the Board of Directors

                                              /s/ Nicholas Visco

                                              Nicholas Visco,
                                              Secretary

Edison, New Jersey
April 28, 2000

                               INTELLIGROUP, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

      The undersigned hereby constitutes and appoints Ashok Pandey and Nicholas Visco, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Intelligroup, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey at 10:00 A.M., local time, on Tuesday, May 30, 2000 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

1.   ELECTION OF DIRECTORS.
                                               Nominees:   Ashok Pandey
FOR all nominees listed to the right                       Nagarjun Valluripalli
(except as indicated to the contrary below) | |            Rajkumar Koneru
                                                           Klaus P. Besier
VOTE FOR all nominees listed at right, except vote         Dennis McIntosh
withheld from the following nominees (if any). To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


-----------------------------------------------------
WITHHOLDING AUTHORITY to vote for all nominees listed                 |   |
to the right

2. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.

FOR  |   |                  AGAINST  |   |                   ABSTAIN  |   |


3. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

 Dated:                    , 2000         NOTE:  This proxy must be signed
       --------------------------         exactly as the name appears hereon.
                                          When shares are held by joint
 --------------------------------         tenants, both should sign.  If the
 Signature of Shareholder                 signer is a corporation, please sign
                                          full corporate name by duly authorized
 ----------------------------------       officer, giving full title as such. If
 Signature of Shareholder if held         the signer is a partnership, please
 jointly                                  sign in partnership name by authorized
                                          person.
I will | |  will not | | attend the
Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.